POWER OF ATTORNEY

      Know all persons by these presents, that the undersigned hereby constitutes and appoints each of Thomas J. Szkutak and L. Michelle

Wilson as the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the

 undersigned's capacity as an officer and/or director of

Amazon.com, Inc. (the "Company"), Forms 3, 4s and 5s in

accordance with Section 16(a) of the Securities Exchange

Act of 1934, as amended, and the rules and regulations

thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to

complete and execute any such Forms 3, 4s and 5s,

complete and execute any amendment or amendments

thereto, and file such form with the United States

Securities and Exchange Commission and any stock

exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-

in-fact, may be of benefit to, in the best interest of, or

legally required by, the undersigned, it being understood

that the documents executed by such attorney-in-fact on

behalf of the undersigned pursuant to this power of

attorney shall be in such form and shall contain such

terms and conditions as such attorney-in-fact may

approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present,

with full power of substitution and revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

      The undersigned agrees that such attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact.  The undersigned also agrees to indemnify and hold harmless the Company and such attorney-in-fact against any losses,

claims, damages or liabilities (or actions in these respects) that arise out of or are based on any untrue statement or omission of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering and filing Forms 3,

4s or 5s (including amendments thereto) and agrees to reimburse the

Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4s and 5s with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 13th day of November, 2008.

/s/ Alain Monie

Alain Monie